Exhibit 10.9(b)
AMENDMENT NO. 1
TO THE
VWR INTERNATIONAL, LLC
NONQUALIFIED DEFERRED COMPENSATION PLAN
(Formerly the VWR International, Inc. Nonqualified Deferred Compensation Plan)
          WHEREAS, VWR International, LLC (“VWR,” formerly known as VWR International, Inc.) adopted the VWR International, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) for the benefit of its eligible employees effective May 1, 2007; and
          WHEREAS, under Section 15(a) of the Plan, the Benefit and Retirement Plan Committee (the “Committee”) may approve and execute changes of a technical nature to the Plan which do not materially affect the substance thereof and which, in the opinion of the Committee, are necessary and desirable; and
          WHEREAS, the Committee desires to amend the Plan effective December 1, 2007, in order (i) to change the name of the Plan to reflect the change in the name of VWR; and (ii) to permit the Committee to designate later election periods;
          NOW, THEREFORE, effective December 1, 2007, the Plan is hereby amended as follows:
1.	The name of the Plan is changed to the “VWR International, LLC Nonqualified Deferred Compensation Plan.”
2. Section 2(v), (x), and (dd) of the Plan are amended to read as follows:
     2. Definitions.
* * *
          (v) “Plan” means the VWR International, LLC Nonqualified Deferred Compensation Plan as set forth herein and as it may be amended from time to time.
* * *
          (x) “Qualified Plan” means the VWR International, LLC Retirement Savings 401(k) Plan, as amended from time to time, or any successor thereto.
* * *
          (dd) “VWR” means VWR International, LLC.

3.	Section 3(b)(2) and the introductory portion of Section 3(b)(3) of the Plan are amended to read as follows:
     3. Participation and Deferral Elections.
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          (b) The following rules shall govern the timing of a Participant’s Deferral Agreement:
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          (2) A Participant may elect to defer a portion of his or her Base Pay for any Plan Year beginning on or after January 1, 2008, by filing a Deferral Agreement with the Committee on or before December 1 of the prior Plan Year (or such later date as may be permitted by the Committee in its sole discretion, but not later than December 31 of the prior Plan Year).
          (3) A Participant may elect to defer all or a portion of his or her Bonus Amounts otherwise payable in any Plan Year beginning on or after January 1, 2008, by filing a Deferral Agreement with the Committee on or before June 1 of the Plan Year in which such Bonus Amounts are earned (or such later date as may be permitted by the Committee in its sole discretion, but not later than June 30 of such Plan Year), provided that the following requirements are satisfied:
* * *
          IN WITNESS WHEREOF, the Benefit and Retirement Plan Committee has caused this Amendment No. 1 to be adopted on behalf of VWR International, LLC this 10th day of December, 2007.

Attest:	VWR INTERNATIONAL, LLC

By: